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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): APRIL 27, 2005

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS                   000-29187-87          76-0415919
(State or other jurisdiction     (Commission        (I.R.S. Employer
      of incorporation)           File Number)      Identification No.)

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
             1000 LOUISIANA STREET
                  SUITE 1500
               HOUSTON, TEXAS                           77002
   (Address of principal executive offices)          (Zip code)

       Registrant's telephone number, including area code: (713) 328-1000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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ITEM 8.01         OTHER EVENTS.

        The letter dated April 27, 2005 to the Compensation Committee of the Board of Directors of Carrizo Oil & Gas, Inc. (the "Company") from S.P. Johnson,
IV, Chief Executive Officer, which is filed as Exhibit 99.1 to this Current
Report, is incorporated herein by reference.

        The information contained in this Current Report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company's filings with the Securities and Exchange Commission, including the approval of the amendment to the Incentive
Plan by the Company's shareholders. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

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Exhibit Number          Description
--------------          -----------
99.1                    Letter dated April 27, 2005 to Members of the
                        Compensation Committee of the Board of Directors from
                        S.P. Johnson, IV, Chief Executive Officer regarding the
                        Company's Incentive Plan.
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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CARRIZO OIL & GAS, INC.

                              By: /s/ Paul F. Boling
                              --------------------------------------------------
                              Name: Paul F. Boling
                              Title: Vice President and Chief Financial Officer

Date:  April 27, 2005


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                                  EXHIBIT INDEX

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
99.1          Letter dated April 27, 2005 to Members of the Compensation
              Committee of the Board of Directors from S.P. Johnson, IV, Chief
              Executive Officer regarding the Company's Incentive Plan.